Exhibit 99.2

Unaudited Interim Consolidated Financial Statements

CENTRIA and Subsidiaries
September 30, 2014

CENTRIA and Subsidiaries

Unaudited Interim Consolidated Financial Statements

September 30, 2014

Contents

Unaudited Interim Consolidated Financial Statements

CENTRIA and Subsidiaries

Consolidated Balance Sheets

	September 30, 2014	December 31, 2013
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$3,163,552	$8,932,316
Accounts receivable, net of allowance for uncollectible amounts of $2,047,000 and $2,238,000, respectively	37,478,429	33,627,364
Costs and estimated earnings in excess of billings on uncompleted contracts	3,149,200	1,320,129
Inventories, net of reserves of $2,153,000 and $2,558,000, respectively	28,421,870	23,591,426
Prepaid expenses and other current assets	2,389,769	2,045,108
Unbilled retention	1,043,182	652,151
Total current assets	75,646,002	70,168,494

Property and equipment:
Land and buildings	10,376,917	10,376,917
Machinery and equipment	77,551,310	77,523,220
Construction-in-process	3,118,836	693,494
Office furniture and equipment	6,097,237	6,097,237
Vehicles	141,443	141,443
	97,285,743	94,832,311
Less accumulated depreciation and amortization	72,577,869	68,765,997
Net property and equipment	24,707,874	26,066,314

Prepaid pension expense	1,322,117	1,322,117
Other noncurrent assets	101,160	100,467
Total assets	$101,777,153	$97,657,392

See accompanying notes.

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	September 30, 2014	December 31, 2013
	(Unaudited)
Liabilities and partners’ capital
Current liabilities:
Current portion of long-term debt	$688,439	$2,090,284
Accounts payable	16,000,654	10,291,172
Bank overdrafts	4,285,633	2,973,663
Accrued wages and benefits	6,363,543	8,001,440
Other accrued expenses	11,746,739	11,767,105
Billings in excess of costs and estimated earnings on uncompleted contracts	14,663,413	18,331,928
Total current liabilities	53,748,421	53,455,592

Deferred revenue for long-term warranty	2,323,443	2,358,891
Long-term debt	3,700,000	3,700,000
Pension and other postretirement benefits	6,905,807	6,814,234
Other noncurrent liabilities	4,375,964	5,189,593
Total liabilities	71,053,635	71,518,310

Partners’ capital:
Limited and general partners	39,677,597	35,571,237
Note receivable from partner	(4,422,544)	(4,422,544)
Accumulated other comprehensive loss	(4,531,535)	(5,009,611)
Total partners’ capital	30,723,518	26,139,082

Total liabilities and partners’ capital	$101,777,153	$97,657,392

See accompanying notes.

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CENTRIA and Subsidiaries

Consolidated Statements of Income

(Unaudited)

	Nine Months Ended
	September 30
	2014	2013

Revenues	$177,118,067	$171,666,103
Cost of goods sold	135,930,609	130,900,006
Gross profit	41,187,458	40,766,097

Operating expenses:
Selling	13,164,083	12,435,993
General and administrative	11,716,323	11,438,456
Depreciation	3,811,870	4,053,000
Total operating expenses	28,692,276	27,927,449
Income from operations	12,495,182	12,838,648

Other expense (income):
Interest expense	86,070	57,412
Other income, net	–	–
Total other expense	86,070	57,412
Income before income tax provision	12,409,112	12,781,236

Provision for income taxes	2,752	21,256
Net income	$12,406,360	$12,759,980

See accompanying notes.

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CENTRIA and Subsidiaries

Consolidated Statements of Comprehensive Income

(Unaudited)

	Nine Months Ended
	September 30
	2014	2013

Net income	$12,406,360	$12,759,980

Other comprehensive income:
Pension and other postretirement benefits	478,076	827,628
Other comprehensive income	478,076	827,628
Comprehensive income	$12,884,436	$13,587,608

See accompanying notes.

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CENTRIA and Subsidiaries

Consolidated Statements of Partners’ Capital

(Unaudited)

		Note	Accumulated
		Receivable	Other
	Partners’	From	Comprehensive
	Capital	Partner	Income (Loss)	Total

December 31, 2012	$31,927,591	$(4,422,544)	$(10,217,392)	$17,287,655
Net income	12,759,980	–	–	12,759,980
Other comprehensive income	–	–	827,628	827,628
Distribution to partners	(15,300,000)	–	–	(15,300,000)
September 30, 2013	$29,387,571	$(4,422,544)	$(9,389,764)	$15,575,263

December 31, 2013	$35,571,237	$(4,422,544)	$(5,009,611)	$26,139,082
Net income	12,406,360	–	–	12,406,360
Other comprehensive income	–	–	478,076	478,076
Distribution to partners	(8,300,000)	–	–	(8,300,000)
September 30, 2014	$39,677,597	$(4,422,544)	$(4,531,535)	$30,723,518

See accompanying notes.

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CENTRIA and Subsidiaries

Consolidated Statements of Cash Flows

(Unaudited)

	Nine Months Ended
	September 30
	2014	2013
Operating activities
Net income	$12,406,360	$12,759,980
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	3,811,870	4,053,000
Changes in assets and liabilities:
Accounts receivable	(3,851,065)	(9,174,677)
Costs and estimated earnings in excess of billings on uncompleted contracts	(1,829,071)	(707,069)
Inventories	(4,830,444)	2,185,652
Prepaid expenses and other current assets, and noncurrent assets	(345,354)	(368,874)
Unbilled retention	(391,031)	(60,479)
Accounts payable	5,709,482	1,093,126
Accrued expenses, deferred revenue, and other noncurrent liabilities	(717,294)	(1,489,104)
Billings in excess of costs and estimated earnings on uncompleted contracts	(3,668,515)	(2,318,145)
Pension and other postretirement benefits	91,573	(1,011,975)
Net cash provided by operating activities	6,386,511	4,961,435

Investing activities
Capital expenditures, net	(2,453,430)	(4,783,759)
Net cash used in investing activities	(2,453,430)	(4,783,759)

Financing activities
Payments on debt, net	(1,401,845)	(144,427)
Distributions to partners	(8,300,000)	(15,300,000)
Net cash used in financing activities	(9,701,845)	(15,444,427)

Net decrease in cash and cash equivalents	(5,768,764)	(15,266,751)
Cash and cash equivalents, beginning of year	8,932,316	19,633,246
Cash and cash equivalents, end of year	$3,163,552	$4,366,495

Supplemental data
Cash paid during the year for:
Interest	$86,238	$56,628

See accompanying notes.

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CENTRIA and Subsidiaries

Notes to Unaudited Interim Consolidated Financial Statements

September 30, 2014

1. Description of Business and Basis of Presentation

Description of Business

CENTRIA (the Partnership) is engaged in the manufacturing of exterior metal wall and roof systems for the nonresidential construction market primarily throughout the United States. CENTRIA, Inc. (CI) is a wholly owned subsidiary of the Partnership and is engaged in the installation of exterior metal wall and roof systems, usually under long-term, fixed-price, construction-type contracts. CENTRIA International LLC (International) is a single-member LLC that is engaged in the international sales and manufacture of CENTRIA products. MetalWorks, L.P. (MetalWorks) is a majority-owned subsidiary of the Partnership that is engaged in the manufacture and distribution of steel roofing shingles for residential and commercial buildings throughout North America.

Basis of Presentation

The accompanying unaudited interim consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States (GAAP) for interim financial information. Accordingly, they do not include all of the information and footnotes required by GAAP for complete financial statements. In the opinion of management, all adjustments considered necessary for a fair presentation have been included and are of a normal and recurring nature. The accompanying unaudited interim consolidated financial statements include the accounts of CENTRIA and its subsidiaries. Intercompany accounts and transactions are eliminated in consolidation. For further information, refer to the audited consolidated financial statements and notes thereto as of and for the year ended December 31, 2013.

2. Partnership Agreement

The Partnership was formed by a Partnership Agreement dated February 11, 1993, by three general partners pursuant to the Pennsylvania Uniform Partnership Act. This agreement was amended on April 25, 1997, effective as of January 1, 1997, in connection with the buyout of the former owners of H.H. Robertson. The Amended and Restated Partnership Agreement provides, among other things:

a.	The term of the Partnership expires December 31, 2050; however, dissolution will occur as the result of the sale or other disposition of all or substantially all of the Partnership’s properties. In addition, dissolution will occur with the written consent or affirmative vote of all of the partners.

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2. Partnership Agreement (continued)

b.	With certain exceptions, net profits and losses are to be allocated to the managing general partner until its capital account balance reaches a defined balance, then 20% to the managing general partner and 80% to the other partner.

c.	Distributions are to be made by the managing general partner to pay the federal and state income tax liabilities resulting from ownership interests in the Partnership. Tax distributions were approximately $5,000,000 and $5,000,000 during the nine-month period ended September 30, 2014, and year ended December 31, 2013, respectively. Also, partner distributions paid during the nine-month period ended September 30, 2014, and year ended December 31, 2013, were approximately $3,000,000 and $10,000,000, respectively. The managing general partner receives a management fee of approximately $400,000 per year. The aforementioned amounts are recorded as equity distributions.

The Partnership has a note receivable of approximately $4,423,000 due from one of its partners. As this note will ultimately be repaid through equity distributions, the balance is displayed as a reduction to partners’ capital. The note accrues interest at the average Euro rate (1.65% as of September 30, 2014), and interest is paid semiannually. The note had an original maturity of February 28, 2008, but was extended during 2007 until February 28, 2018.

3. Accounting Pronouncements

In February 2013, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2013-02, Reporting of Amounts Reclassified Out of Accumulated Other Comprehensive Income. The standard requires reporting and disclosure about changes in accumulated other comprehensive income (AOCI) balances and reclassifications out of AOCI. The guidance is to be applied prospectively and is effective for fiscal years beginning after December 15, 2013, with early adoption permitted. The Partnership adopted this standard for fiscal year ending December 31, 2014, and is reflected in the September 30, 2014 financial statements.

In May 2014, the FASB issued ASU No. 2014-09 (ASU 2014-09), Revenue from Contracts with Customers, to clarify the principles for recognizing revenue and to improve financial reporting by creating common revenue recognition guidance for GAAP and International Financial Reporting Standards. The core principle of the new guidance is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. ASU 2014-09 is effective for annual reporting periods beginning after December 15, 2017, including interim periods within that reporting period. Early application is not permitted.

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3. Accounting Pronouncements (continued)

An entity should apply the amendments in this update using either a full retrospective application or a modified retrospective application. Under the full retrospective application, an entity will apply the standard to each prior reporting period presented. Under the modified retrospective application, an entity recognizes the cumulative effect of initially applying the new standard as an adjustment to the opening balance of retained earnings at the date of initial application. Revenue in periods presented before that date will continue to be reported under guidance in effect before the change. The Partnership is evaluating this new guidance and has not yet determined which approach it will adopt to apply the amendments in ASU 2014-09 or the impact that the adoption of this update will have on its financial statements.

4. Inventories

Inventories, net of reserves, are carried at the lower of first-in, first-out (FIFO) cost or market and consist of the following:

	September 30, 2014	December 31, 2013

Raw materials	$12,793,995	$11,881,906
Work-in-process	7,478,381	5,493,220
Finished goods	8,149,494	6,216,300
	$28,421,870	$23,591,426

Work-in-process and finished goods inventories include material, labor, and overhead and other direct expenses applied to the production of contract work.

5. Extended Warranties/Deferred Revenue

The Partnership sells extended warranties to certain customers. Provisions for estimated future warranty costs are accrued based upon the project’s square footage. Once accrued, the Partnership expenses claims as they are incurred and recognizes the warranty income ratably over the life of the contract. The reserve is included in deferred revenue in the accompanying consolidated balance sheets.

5. Extended Warranties/Deferred Revenue (continued)

The following table reconciles the changes in the Partnership’s product warranty reserve:

	September 30, 2014	December 31, 2013

Beginning balance	$2,358,891	$2,618,916
Deferred revenue for sales of extended warranties in the current year	249,547	67,286
Warranty income	(284,995)	(327,311)
Ending balance	$2,323,443	$2,358,891

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6. Revolving Loan and Credit Agreement

The Partnership entered into an amended and restated credit agreement with a bank that is scheduled to expire on January 31, 2016 (the Credit Facility). The Credit Facility has a maximum availability under a revolving loan facility of $22,000,000. Revolver borrowings are limited to the extent the Partnership does not maintain a borrowing base for qualified accounts receivable and inventory as defined.

The Credit Facility enables the Partnership to incur additional senior indebtedness up to $750,000 to finance equipment. The Credit Facility also provides the Partnership with additional borrowing capacity for a new capital expenditure term loan up to $6,000,000. During 2009, the Partnership utilized $4,170,000 related to the capital expenditure term loan none of which remained outstanding at December 31, 2013.

All borrowings under the Credit Facility bear interest at a defined base rate or Euro rate selected at the discretion of the Partnership, plus an additional applicable margin that is based on a formula taking into consideration the Partnership’s ratio of funded debt to earnings before interest, taxes, depreciation, and amortization (EBITDA) on a rolling four-quarter basis.

Letters of credit outstanding and available as of September 30, 2014, are $4,650,000 and $5,350,000, respectively.

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7. Long-Term Debt

Long-term debt consisted of the following:

	September 30, 2014	December 31, 2013
Sheridan Industrial Revenue Bonds, with interest payable monthly at variable rates based on U.S. treasury obligations capped at 6.0% through August 1, 2016 (.2% at September 30, 2014). $2.7 million due August 1, 2020, and $1.0 million due August 1, 2016. Secured by letter of credit.	$3,700,000	$5,700,000
Credit facility (Note 6)	688,439	–
Capital lease with payments due monthly of $53,527 with imputed interest rate of 7.27%. Paid complete March 2014.	–	90,284
Total	4,388,439	5,790,284
Less current portion of long-term debt	688,439	2,090,284
Long-term debt	$3,700,000	$3,700,000

Borrowings for the term loans under the credit agreement are secured by substantially all of the Partnership’s assets and a cross-collateralization of the security granted for the revolving loan.

8. Employee Benefit Plans

The Partnership has noncontributory defined benefit pension plans covering certain of its hourly employees. Benefits are calculated based on fixed amounts for each year of service rendered. Partnership contributions to the plan are made based upon the amounts required or allowed under the Employee Retirement Income Security Act of 1974.

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8. Employee Benefit Plans (continued)

The components of net periodic pension cost for the Partnership’s employee benefit plans for the nine-month periods ended September 30, 2014 and 2013 are as follows:

	Pension Benefits		Other Benefits
	2014	2013	2014	2013
Service cost – benefits earned during the year	$108,482	$134,371	$27,591	$38,863
Interest cost on projected benefit obligation	384,721	342,392	191,651	206,535
Expected return on plan assets	(675,288)	(584,131)	–	–
Net amortization and deferral	351,186	530,596	126,890	297,032
Net periodic pension expense	$169,101	$423,228	$346,132	$542,430

During the nine-month periods ended September 30, 2014 and 2013, the Partnership made contributions to the employee benefit plans of $534,000 and $534,000, respectively.

9. Fair Value Measurements

As of September 30, 2014 and December 31, 2013, the Partnership held cash and cash equivalents that are required to be measured at fair value on a recurring basis. The valuation techniques used to measure fair value are based upon observable and unobservable inputs. Observable inputs reflect market data obtained from independent sources, while unobservable inputs are generally unsupported by market activity. The three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value, includes:

•	Level 1 – Quoted prices for identical assets or liabilities in active markets.

•	Level 2 – Quoted prices for similar instruments in active markets; quoted prices for identical or similar instruments in markets that are not active; and model-driven valuations whose inputs are observable or whose significant value drivers are observable.

•	Level 3 – Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

As of September 30, 2014 and December 31, 2013, the Partnership’s cash and cash equivalents were comprised of $0 and $5,423,500 of money market securities classified as Level 2, respectively. The remaining cash balance of $3,163,552 and $3,508,816 was classified as Level 1. These financial assets are measured at fair value on a recurring basis based upon quoted prices in active markets.

10. Contingencies

The Partnership is involved in various claims and litigation incidental to the conduct of its business. Based on consultation with legal counsel, management does not believe that any of these other claims of litigation to which the Partnership is a party will have a material effect on the Partnership’s consolidated financial position or results of operations.

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11. Subsequent Events

On November 7, 2014, the Partnership entered into an Interest Purchase Agreement to be acquired for approximately $245 million in cash.

Management evaluated subsequent events through December 23, 2014, the date the financial statements were available to be issued.

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